Exhibit 10.1

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

                          Dated as of November 1, 1998

AMENDMENT No. 1 to Credit Agreement (this "Amendment") by and among TRIDEX CORPORATION, a Connecticut corporation ("Tridex"), PROGESSIVE SOFTWARE, INC., a North Carolina corporation, ("PSI"), ULTIMATE TECHNOLOGY CORPORATION, a New York corporation ("UTC", and collectively, together with TRIDEX, and PSI, the "Borrowers" and each, individually a "Borrower"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Bank").

            PRELIMINARY STATEMENTS:

            A. The Borrowers and the Bank have entered into the Credit Agreement as of April 17, 1998. Capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement, as amended.

            B. The Borrowers and the Bank have agreed to amend the Credit Agreement, as hereinafter set forth.

            SECTION 1. Amendments. The Facility Documents are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

            (a) The first sentence of Section 2.1(a) of the Credit Agreement is hereby amended and restated in full to read as follows:

            Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans ("Working Capital Loans") to the Borrowers from time to time from and including the date hereof to and including the Revolving Credit Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding the amount of the Working Capital Commitment, and provided that the aggregate outstanding principal amount of Working Capital Loans shall at no time exceed the Borrowing Base; provided further that until such time as Tridex obtains from the selling stockholder of PSI a reduction in the purchase price paid for PSI, by way of indemnification from such selling stockholder or otherwise and until such time as Tridex complies with the remaining provisions of this Section 2.1(a), the sum of $2,000,000 will be deemed to be added to the outstanding amount of Working Capital Loans from time to time in determining remaining availability under the Borrowing Base. In addition, any and all of such purchase price reduction received by such Borrower in cash shall be paid by such Borrower immediately to the Bank, and the value of any and all proceeds of such purchase price reduction received by such

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            Borrower in the form of Tridex common stock shall be paid by such
            Borrower to the Bank as soon as practicable after receipt thereof, such Borrower to use its commercially reasonable best efforts to convert such stock to cash as expeditiously as possible, and in all events such payment shall be made to the Bank no later than 120 days after receipt by such Borrower of such stock. All payments to the Bank by a Borrower pursuant to this Section 2.1(a) shall be applied to reduce the existing Term Loan, with all such payments being applied in the inverse order of their maturity.

                  Upon full payment to the Bank of all amounts referred to in the preceding paragraph, the provisions of the first sentence of Section 2.1(a) of the Credit Agreement in effect immediately before this Amendment shall once again be in full force and effect.

            (b) Section 8.4 of the Credit Agreement is hereby deleted in its entirety and is hereby amended and restated in full to read as follows:

                  Section 8.4. Minimum Interest Coverage Ratio. The Borrowers,
            on a consolidated basis, shall maintain an Interest Coverage Ratio of not less than the ratios set forth below in respect of the following periods:

                  2.0  to  1.0  for  the  three  month period ending
                  December 31, 1998;

                  2.0  to  1.0  for  the  three  month period ending
                  March 31, 1999;

                  2.0  to  1.0  for  the  three  month period ending
                  June 30, 1999; and

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                  2.0 to 1.0 as of the end of each quarter thereafter for the twelve month period then ended (a rolling twelve month calculation measured as of the end of each such successive quarter).

            (c) Section 8.5 of the Credit Agreement is hereby deleted in its entirety and is hereby amended and restated in full to read as follows:

                  Section 8.5. Minimum Fixed Charge Coverage Ratio. The
            Borrowers, on a consolidated basis, shall maintain a Fixed Charge Coverage Ratio of not less than the ratios set forth below in respect of the following:

                  1.25  to 1.0  for  the  three  month period ending
                  December 31, 1998;

                  1.50  to 1.0  for  the  three  month period ending
                  March 31, 1999;

                  1.50  to 1.0  for  the  three  month period ending
                  June 30, 1999; and

                  1.50 to 1.0 as of the end of each quarter thereafter for the twelve month period then ended (a rolling twelve month calculation measured as the end of each successive quarter).

            SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrowers and the Bank, and Section 1 hereof shall become effective when, and only when, the Bank shall have additionally received all of the following documents or items, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the
Bank:

            (a) Certified copies of (i) the resolutions of the Board of Directors of each of the Borrowers approving this Amendment and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.

            (b) A certificate of the Secretary or an Assistant Secretary of each of the Borrowers certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

            (c) An amendment fee equal to $70,000, for the account of the Bank, which fee shall be applied $35,000 in respect of the Working Capital Commitment and $35,000 in respect of the Term Loan.

            SECTION 3. Representations and Warranties of Each of the Borrowers. Each Borrower represents and warrants as follows:

            (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

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            (b) The execution, delivery and performance by the Borrower of this
Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, (ii) any law or any contractual restriction binding on or affecting the Borrow, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

            (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

            (d) This Amendment and each of the other Facility Documents as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

            (e) The Credit Agreement and the Security Agreement creates valid and perfected first priority security interests and liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions, securing the payment of all Obligations, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of the Credit Agreement and the Security Agreement.

            (f) Except as set forth in the Credit Agreement, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or any Subsidiary. There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby.

            (g) The Facility Documents existing on the date hereof constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. After giving effect to the amendments provided for in this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

            SECTION 4. Reference to and Effect on the Facility Documents.

            (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.

            (b) Except as specifically amended or modified pursuant to this Amendment, the provisions of the Credit Agreement, the Notes and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Credit Agreement, the Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all indebtedness and liabilities of the Borrowers to the Banks and the Bank under the Credit Agreement and the other Facility Documents, as amended hereby.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank or the Banks

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under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

            (d) Notwithstanding anything to the contrary herein, the Bank agrees that the failure of the Borrowers to comply with the financial covenants set forth in Sections 8.2, 8.3, 8.4 and 8.5 of the Agreement in respect of the period ending September 30, 1998, shall not constitute in the Event Default, provided that the financial covenants set forth in Article 8 as amended shall remain in full force and effect in respect of all periods ending subsequent to September 30, 1998.

            SECTION 5. Costs, Expenses and Taxes. Each of the Borrowers agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. Each of the Borrowers further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, each of the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

            SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              TRIDEX CORPORATION

                              By _____________________________________
                                 George T. Crandall, Treasurer

                              Address for Notices:
                              61 Wilton Avenue
                              Westport, CT 06880


                              ULTIMATE TECHNOLOGY CORPORATION

                              By ____________________________________
                                 George T. Crandall, Treasurer

                              Address for Notices:
                              100 Rawson Road
                              Victor, NY  14564


                              PROGRESSIVE SOFTWARE INC.

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                              By ____________________________________
                                 Daniel Bergeron, Treasurer

                              Address for Notices:
                              2301 Crown Center Drive
                              Charlotte, NC 28227


                              FLEET NATIONAL BANK

                              By ____________________________________
                                 Frederick A. Meagher, Vice President

                              Address for Notices:
                              Fleet National Bank
                              One Landmark Square
                              2nd Floor
                              Stamford, CT 06901
                              Attn: Frederick A. Meagher
                                    Vice President
                              Facsimile No.: (203) 964-4850